UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2008

POPE & TALBOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On February 28, 2008, Pope & Talbot, Inc., a Delaware corporation (the “Company”), together with its wholly-owned domestic and foreign subsidiaries (collectively, the “Debtors”), filed their Monthly Operating Report covering the period from October 29, 2007 through December 31, 2007 (the “Monthly Operating Report”), with the United States Bankruptcy Court for the District of Delaware. A copy of the Monthly Operating Report is attached to, and incorporated by reference in, this Current Report on Form 8-K as Exhibit 99.1.

The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the periodic financial reporting requirements of the Bankruptcy Code. The Monthly Operating Report is in a format required by the United States Trustee, and the information in the Monthly Operating Report should not be viewed as indicative of future results. The financial information in the Monthly Operating Report is unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States (“GAAP”), and therefore excludes items required by GAAP, such as certain reclassifications, eliminations, accruals and disclosure items. The Company cautions readers not to place undue reliance upon the Monthly Operating Report. The Monthly Operating Report contains information that is different from the information included in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended and, accordingly, does not allow for meaningful comparison with the Company’s previously disclosed consolidated financial statements. There can be no assurance that the information in the Monthly Operating Report is complete. The Monthly Operating Report may be subject to update or revision, which may have a material impact on results reported in the future. The Company undertakes no obligation to update or revise the Monthly Operating Report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Monthly Operating Report of Pope & Talbot, Inc. and its subsidiaries for the period October 29, 2007 through December 31, 2007, filed with the United States Bankruptcy Court for the District of Delaware on February 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on March 17, 2008.

POPE & TALBOT, INC. Registrant

By	/s/ Harold N. Stanton
Name: Harold N. Stanton
Title: President and Chief Executive Officer